UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: November 6, 2019

(Date of earliest event reported)

Enservco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 18th Street, Suite 1925N

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 333-3678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.005 par value per share	ENSV	NYSE

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 6, 2019, Enservco Corporation (the “Company”) received a letter (the “Letter”) from the NYSE American LLC (the “NYSE American”) indicating that the NYSE American has determined it has deemed it appropriate for the Company to effect a reverse stock split to address the low selling price of the common stock of the Company. The Letter noted that the NYSE American determined that the Company’s common stock has been selling for a low price per share for a substantial period of time and the Company’s continued listing is predicated on it effecting a reverse stock split of its Common Stock or otherwise demonstrating sustained price improvement no later than May 6, 2020. The Company intends to regain compliance with the listing standards of the NYSE American by undertaking a measure or measures that are for the best interests of the Company and its stockholders.

The Company’s common stock will continue to be listed on the NYSE American while it seeks to regain compliance with the listing standards noted, subject to the Company’s compliance with other continued listing requirements.

A copy of the Company’s press release dated November 12, 2019, regarding the receipt of the Letter from the NYSE American is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated November 12, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSERVCO CORPORATION

Date: November 12, 2019	By:	/s/ Ian Dickinson
Ian Dickinson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 12, 2019

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